Exhibit 21.1
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                         Subsidiaries of the Registrant

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           Subsidiary                                  State
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eGlobalphone, Inc.                     Florida
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VoIP Solutions, Inc.                   Florida
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DTNet, Inc.                            Florida
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VoIP Americas, Inc.                    Florida
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iMax, Inc.                             Nevada
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